UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2022

WestRock Company
(Exact name of registrant as specified in charter)

Delaware	001-38736	37-1880617
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1000 Abernathy Road, Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)

(770) 448-2193
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	WRK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.  Submission of Matters to a vote of Security Holders

WestRock Company held its annual meeting of stockholders on January 28, 2022, at which the Company submitted the following matters to a vote of its stockholders:

Votes cast for, against or withheld regarding 10 individuals nominated for election to serve on the Company’s board of directors for a term expiring in 2023 were as follows:

	For	Against	Withheld	Broker Non-Vote
Colleen F. Arnold	205,591,156	5,931,660	366,508	19,054,831
Timothy J. Bernlohr	190,739,258	20,765,287	384,779	19,054,831
J. Powell Brown	208,893,340	2,680,346	315,638	19,054,831
Terrell K. Crews	209,150,163	2,355,830	383,331	19,054,831
Russell M. Currey	209,649,444	1,979,602	260,278	19,054,831
Suzan F. Harrison	209,321,677	2,197,405	370,242	19,054,831
Gracia C. Martore	206,020,721	5,492,626	375,977	19,054,831
James E. Nevels	205,587,742	5,917,176	384,406	19,054,831
David B. Sewell	210,399,184	1,183,071	307,069	19,054,831
Alan D. Wilson	208,741,774	2,763,143	384,407	19,054,831

Votes cast for or against, as well as the number of abstentions and broker non‑votes regarding each of the matters noted below, were as follows:

	For	Against	Abstain	Broker Non-Vote
Advisory vote on executive compensation	186,472,821	24,520,469	896,034	19,054,831
Approval of Amendment to WestRock Company 2020 Incentive Stock Plan	196,330,131	14,811,581	747,612	19,054,831
Ratify the appointment of Ernst & Young LLP to serve as independent registered public accounting firm of the Company	220,732,725	9,895,983	315,447	n/a

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTROCK COMPANY
(Registrant)

Date: January 31, 2021	By:	/s/ Robert B. McIntosh
Robert B. McIntosh
Executive Vice-President, General Counsel and Secretary